                                                   As filed on November 19, 1998
                                                      Registration No. _________




                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                ----------------------------------------------
                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                          THE SECURITIES ACT OF 1933
                          COMMISSION FILE NO. 0-23057

                            AMERICAN SOFTWARE, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)

     GEORGIA                                              58-2281338
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                         Identification No.)

                            American Software, Inc.
                           470 East Paces Ferry Road
                            Atlanta, Georgia 30305
                                (404) 261-9777
-------------------------------------------------------------------------------
             (Address of registrant's Principal Executive Offices)

             American Software, Inc. Employee Stock Purchase Plan
                           (Full title of the plan)
                   ----------------------------------------
                                 Henry B. Levi
                           Gambrell & Stolz, L.L.P.
                          Suite 4300, SunTrust Plaza
                          303 Peachtree Street, N.E.
                            Atlanta, Georgia 30308
                                (404)  577-6000
-------------------------------------------------------------------------------
                    (Name and address of agent for service)

                       Copies of all communications to:
                                Vincent Klinges
                            Chief Financial Officer
                            American Software, Inc.
                           470 East Paces Ferry Road
                            Atlanta, Georgia 30305
                                (404) 261-9777

Title of each class                  Proposed maximum    Proposed maximum    Amount of
of securities to be    Amount to be  offering price per  aggregate offering  Registration
registered             registered*   share*              price*              Fee
----------------------------------------------------------------------------------------------------------

Class A Common           400,000          $2.375             $950,000            $264.10
Shares, $.10 par value

_____________________
* Calculated pursuant to Rule 457(h)(1) solely for purposes of determining the amount of the registration fee, based upon the average of the high and low prices reported on November 18, 1998, on the Nasdaq National Stock Market.


     The Exhibit Index appears after the Signature Page of this Registration Statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

       The documents containing the information specified in Part I of this Registration Statement will be sent or given to option holders under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and therefore are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

       Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:

                                Vincent Klinges
                            Chief Financial Officer
                           470 East Paces Ferry Road
                             Atlanta, Georgia 30305
                                 (404) 261-9777

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

       The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, filed on July 29, 1998;

          (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since April 30, 1998; and

          (c) The description of the Registrant's Class A Common Shares, contained in the Registrant's Registration Statement on Form S-1 dated August 19, 1985.

       All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13 (c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

       Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

       The validity of the Shares offered hereby will be passed upon for the Company by Gambrell & Stolz, L.L.P., Suite 4300, SunTrust Plaza, 303 Peachtree Street, N.E., Attorneys who are partners of or employed by Gambrell & Stolz, L.L.P. in the aggregate beneficially own less than 50,000 Class A Common Shares of the Company.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       The following summary is qualified in its entirety by reference to the complete text of the By-Laws and agreements referred to below.

       The By-Laws of the Registrant provide that the Registrant shall indemnify directors and officers against liabilities and expenses incurred on behalf of the Registrant, provided that the director or officer acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant. Registrant also has entered into agreements with its directors, providing for the indemnification of those directors under certain circumstances.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not Applicable.

Item 8.  Exhibits.
         --------

Exhibit Number      Description
--------------      -----------

       4.1     American Software, Inc. Employee Stock Purchase Plan

       5.1     Opinion of Counsel regarding legality

       23.1    Independent Auditors' Consent

       23.2    Consent of Counsel (included in Exhibit 5.1)

       24.1    Power of Attorney (contained within Signature Page)

Item 9.  Undertakings.
         ------------

       (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of November, 1998.

                                    AMERICAN SOFTWARE, INC.

                                    /s/ James C. Edenfield
                                    ---------------------------------------
                                    James C. Edenfield,
                                    Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Edenfield and Vincent Klinges, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                            Dated
                                                                            -----

/s/ James C. Edenfield              Director and Chief Executive            November 6, 1998
--------------------------          Officer (Principal Executive Officer)
James C. Edenfield

/s/ Thomas L. Newberry              Chairman of the Board of Directors      November 13, 1998
--------------------------
Thomas L. Newberry

/s/ Vincent Klinges                 Chief Financial Officer and Controller  November 17, 1998
--------------------------          (Principal Financial and Accounting
Vincent Klinges                     Officer)

/s/ David H. Gambrell               Director                                November 6, 1998
--------------------------
David H. Gambrell

/s/ Thomas R. Williams              Director                                November 12, 1998
--------------------------
Thomas R. Williams

                                 EXHIBIT INDEX

Exhibit Number    Description                                           Page
--------------    -----------                                           ----

     4.1          American Software, Inc. Employee Stock Purchase Plan     9

     5.1          Opinion of Counsel regarding legality                   21

     23.1         Independent Auditors' Consent                           23

     23.2         Consent of Counsel (included in Exhibit 5.1)

     24.1         Power of Attorney (contained within Signature Page)      7